Exhibit 10(i)


               Amendment to Employment Agreement ("the Agreement")
      dated March 19, 2002 between The Gillette Company ("the Company") and
                       Edward F. DeGraan ("the Executive")



WHEREAS, the Company and the Executive have determined that it is mutually beneficial for the Executive to continue his employment with the Company for no less than one year beyond April 30, 2004, and the Executive has agreed to continue his employment for no less than one year beyond April 30, 2004.

THEREFORE, in consideration of the premises and mutual covenants contained herein and for good and valuable consideration, the receipt of which is mutually acknowledged, the Company and the Executive agree as follows:

1. With respect to the Employment Period ending April 30, 2004, the Company and the Executive each waives the right to give notice of non renewal of the Agreement to the other party as provided for in Section 2 of the Agreement.

2. Section 3(a) Position and Duties of the Agreement is amended to read as follows:

     "The Executive shall serve in the position of Vice Chairman - Technical Operations, effective November 17, 2003".

3. Effective for all Employment Periods beginning May 1, 2004, Section 2 Term of Agreement is amended to read as follows:

     "The Company hereby agrees to continue the Executive in its employ, and the Executive hereby agrees to remain in the employ of the Company, subject to the terms and conditions of this Agreement, for the period commencing on May 1, 2004 (the "Effective Date") and ending on April 30, 2005 (the "Employment Period"); provided, however, that unless previously terminated, the Employment Period shall be automatically extended so as to terminate one year from the end of the Employment Period, unless, no later than 90 days prior to the end of the Employment Period, either the Company or the Executive shall give notice to the other party that the Employment Period shall not be so extended. This Agreement shall automatically terminate and be replaced and superseded by the Change of Control Employment Agreement executed between the Company and the Executive (the "Change of Control Agreement") upon the Effective Date of the Change of Control Agreement as defined therein".
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4. Except as specifically contained herein, all other terms and conditions of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and the Company has caused these presents to be executed in its name and on its behalf, this 17th day of November, 2003.


                                        /s/ Edward F. DeGraan
                                        --------------------------
                                        Edward F. DeGraan


                                        THE GILLETTE COMPANY


                                           /s/ Edward E. Guillet
                                        By_________________________

                                          Edward E. Guillet
                                          Senior Vice President,
                                          Human Resources